UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549
FORM 8-K
CURRENT REPORT
Pursuant to Section 13 or 15(d) of the
Securities Exchange Act of 1934
Date of Report (Date of earliest event reported):
November 12, 2008
PLIANT CORPORATION
(Exact name of company as specified in its charter)

Delaware	333-40067	43-2107725

(State or other jurisdiction	(Commission file number)	(IRS Employer
of incorporation)		Identification Number)
1475 Woodfield Road, Suite 700
Schaumburg, IL 60173
(Address of principal executive offices) (Zip Code)
(847) 969-3300
(Company’s telephone number, including area code)
N.A.
(Former name or former address if changed since last report)
Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:
☐	Written communications pursuant to Rule 425 under the Securities Act

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act

ITEM 2.02.	RESULTS OF OPERATIONS AND FINANCIAL CONDITION.
The disclosure set forth in Item 7.01 of this Report concerning results of operations for the quarter ended September 30, 2008 of Pliant Corporation (“Pliant” or the “Company”), and Exhibit 99.1 to this Report are incorporated in this Item 2.02 by reference thereto.

ITEM 7.01.	REGULATION FD DISCLOSURE.
As previously announced, we will hold a conference call to discuss our operating results for the quarter ended September 30, 2008, and to answer questions about the business. The call will take place at 2:00 p.m. Eastern Standard Time on Friday, November 14, 2008. Our press release containing information on how to access the conference call is set forth as Exhibit 99.1 to this Report.
As part of the conference call, Harold Bevis, President and Chief Executive Officer of Pliant, and Thomas Spielberger, Chief Financial Officer of Pliant, will utilize a slide presentation regarding the Company’s business and quarter end operating results. The slide presentation will be posted to Pliant’s website prior to the call, and can be viewed at: www.pliantcorp.com.
The information in Items 2.02 and 7.01 of this Report (including Exhibit 99.1) is “furnished” and not “filed” for the purposes of Section 18 of the Exchange Act or otherwise subject to the liabilities of that section, nor shall it be deemed incorporated by reference in any filing under the Securities Act of 1933 or the Exchange Act, except as expressly set forth by specific reference in such filing.
* * * * *
Cautionary Statement for Forward-Looking Information
Any disclosures in this report and the exhibits hereto that are not historical facts are forward-looking statements within the meaning of Section 21E of the Exchange Act. These forward-looking statements are subject to risks and uncertainties and are subject to change based upon a variety of factors that could cause actual results to differ materially from those we currently anticipate. Factors that could have a material and adverse impact on actual results are identified in the reports and documents Pliant files from time to time with the U.S. Securities and Exchange Commission. Pliant undertakes no obligation to publicly release the results of any revisions to these forward-looking statements that may be made to reflect events or circumstances after today or to reflect the occurrence of unanticipated events.

ITEM 9.01.	FINANCIAL STATEMENT AND EXHIBITS
(d)	Exhibits.

Exhibit No.	Description

99.1	Press Release dated November 4, 2008.

SIGNATURE
Pursuant to the requirements of the Exchange Act, the Company has duly caused this Report to be signed on its behalf by the undersigned hereunto duly authorized.

PLIANT CORPORATION
Date: November 12, 2008	By:	/s/ Stephen T. Auburn
Stephen T. Auburn
Vice President, General Counsel and Secretary